Exhibit 10.1

POWER REIT
Common Stock
($0.001 par value per share)
At Market Issuance Sales Agreement

March 28, 2013

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020

Gentlemen:

       Power REIT, a Maryland real estate investment trust (the
"Company"),confirms its agreement (this "Agreement") with MLV & Co. LLC, a Delaware limited liability company ("MLV" or "Agent"), as follows:

       1.	Issuance and Sale of Shares. The Company agrees that, from
time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through MLV, acting as agent and/or principal, shares (the "Placement Shares") of the Company's common stock, $0.001 par value per share
(the "Common Stock"); provided, however, that in no event shall the Company issue or sell through MLV such number of Placement Shares that
(a) would cause the Company to exceed the limitations set forth in General Instruction I.B.6. of Form S-3, to the extent applicable to the Company, (b) exceeds the number of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (c) exceeds the number of authorized but unissued shares of the Company's Common Stock (the lesser of (a), (b), and (c), the "Maximum Amount"). The Company agrees that if MLV determines that MLV will purchase any Placement
Shares on a principal basis (other than as a "riskless principal"), then the Company will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and MLV covering such purchase. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Placement
Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and MLV shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through MLV will be effected pursuant to the Registration
Statement (as defined below) that became automatically effective when filed by the Company with the Securities and Exchange Commission (the "Commission"), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Placement Shares.

       The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), with the Commission a Registration Statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the "Prospectus Supplement"). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the "Registration Statement." The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as define herein), is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the "Incorporated Documents"). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications (collectively, "EDGAR").

       2.	Placements.  Each time that the Company wishes to issue and
sell the Placement Shares hereunder (each, a "Placement"), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a "Placement Notice") containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement
Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), and any minimum price below which sales may not be made. A form of Placement Notice, which contains such minimum required sales parameters, is attached hereto as Exhibit 1. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals the Agent set forth on Schedule 2, as amended from time to time. The
Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in
Section 4, the Agent declines to accept the terms contained therein for any reason, in their respective, sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) the Agent declines or continues to make sales under an existing Placement Notice, for any reason, in their respective, sole discretion, or (vi) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.
It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.
Notwithstanding anything to the contrary contained herein, no Placement Notice shall be delivered by the Company at any such time as the Company's trustees and officers would not be permitted to buy or sell shares in the open market because of the existence of material nonpublic information or applicable blackout periods (such as under the Company's insider trading policy).

       3.	Sale of Placement Shares by the Agent.

       (a)	Subject to the terms and conditions herein set forth,
upon the Company's issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent acting under a Placement Notice will provide written confirmation to the Company (including by email correspondence), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which sales of Placement Shares have been made hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. The
Agent may sell Placement Shares by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE MKT LLC (the "Exchange"), on any other existing trading market for the Common Stock or to or through a market maker. With the prior consent of the Company, the Agent may also sell Placement Shares in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, the Agent agrees that in no event will it or any Agent Affiliate (as defined in Section 9(a), below) engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. For the purposes hereof, "Trading Day " means any day on which shares of the Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

       (b)	During the term of this Agreement, neither MLV nor any
of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company, or (ii) any sale of any security of the Company that MLV does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, MLV. Neither MLV nor any of its affiliates or subsidiaries, shall engage in any proprietary trading for MLV's (or its affiliates' or subsidiaries') own account.

       4.	Suspension of Sales. The Company or the Agent may, upon
notice to the other parties in writing (including by email correspondence to each of the individuals of the other parties set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair the other party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this
Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

       5.	Representations and Warranties of the Company. The Company
represents and warrants to the Agent that as of each Applicable Time
(as defined below):

       (a)	Compliance with Registration Requirements. The
Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company's knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed. The Commission has not issued an order preventing or suspending the use of the base prospectus, any Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Placement Shares and no proceedings for such purpose have been instituted or are pending or, to the Company's knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to the Agent for use in connection with the offering of Placement Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the respective times and each Applicable Time, each part of the Registration Statement and each amendment thereto became effective or was deemed effective, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by Agent specifically for use therein.

       (b)	Delivery of Offering Materials. The Company has
delivered to the Agent, or made available through EDGAR, one complete copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as such Agent has reasonably requested.

       (c)	Prospectus.  Neither the Prospectus nor any amendments
or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and at each Applicable Time, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by Agent specifically for use therein. "Applicable Time " means the date of this Agreement, each Representation Date (as defined in Section 7(m) hereof), the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder, and such other times as agreed to by the Company and the Agent.

       (d)	Financial Information.  The financial statements of
the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and the Prospectus fairly present, in all material respects, the financial condition of the Company as of and at the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified. Such financial statements, schedules, and notes are in conformity with generally accepted accounting principles as consistently applied in the United States throughout the periods involved (except as otherwise stated therein). Any selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration
Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities
Act.

       (e)	Incorporated Documents.  Each document incorporated or
deemed to be incorporated by reference in the Registration
Statement or the Prospectus heretofore filed, at the time it was or hereafter is filed with the Commission, conformed and will conform when filed in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       (f)	Distribution of Materials; Free Writing Prospectuses.
The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities
Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Placement Shares other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed. Each "issuer free writing prospectus" as defined in Rule 433 of the Securities Act, relating to the Placement Shares ("Issuer Free Writing
Prospectus") that (i) is required to be filed with the Commission by the Company, (ii) is a "road show" that is a "written communication" within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) of the Securities Act, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Agent specifically for use therein. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show.

       (g)	Independent Auditors.  Gibbons and Kawash, A.C. ("GK")
is an independent certified public accountant as required by the Securities Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the "PCAOB"). To the knowledge of the Company, GK is duly registered and in good standing with the PCAOB and has not during the periods covered by the financial statements included in the Registration Statement and in the Prospectus, provided to the Company any non-audit services, as such term is defined in
Section 10A(g) of the Exchange Act.

       (h)	Organization.  Each of the Company and its
subsidiaries ("Subsidiaries") has been duly organized and is validly existing as a trust, corporation or other duly recognized entity in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business and is in good standing as a foreign trust, corporation or other duly recognized entity in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where failure to do could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in having a Material Adverse Effect.

       (i)	Capitalization.  The capitalization of the Company is
as set forth under the caption "Selected Consolidated Financial
Data" in the Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Securities " in the Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company's certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those described in the Prospectus including beneficial or constructive ownership limits imposed by
Section 7.21 of the Company's Declaration of Trust, which restricts individual beneficial or constructive ownership of more than 9.9% of the Company's outstanding shares. None of the outstanding shares of the Company's capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Neither the filing of the Registration Statement nor the offering or sale of the Placement Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary other than those described in the Prospectus.

       (a)	Market Capitalization.  As of the close of trading on
the Exchange on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the "Non-Affiliate Shares"), was approximately
$15.3 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on the Trading Day immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities
Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

       (j)	No Material Adverse Effect.  Subsequent to the
respective dates as of which information is given in the Prospectus, and except as described or contemplated in the Prospectus or otherwise disclosed to the Agent in writing: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (k)	No Violations.  Except as could reasonably be expected
not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

       (l)	Authority.  This Agreement has been duly authorized,
executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors' rights generally and by general principles of equity.

       (m)	Placement Shares.  The Placement Shares have been duly
authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Placement Shares pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no restrictions upon the voting or transfer of the Placement Shares under the Company's certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement, other than beneficial or constructive ownership limits imposed by
Section 7.21 of the Company's Declaration of Trust, which restricts individual beneficial or constructive ownership of more than 9.9% of the Company's outstanding shares.

       (n)	Properties.  The Company and its Subsidiaries have
good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

       (o)	No Actions.  Except as disclosed in the Prospectus,
there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Prospectus.

       (p)	Compliance with Law. Neither the Company nor any
Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to have a Material Adverse Effect.

       (q)	No Stabilization Activity.  The Company has not taken
and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Placement Shares.

       (r)	Taxes.  The Company and its Subsidiaries have filed
all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where any failure to do so would not result in a material adverse effect on the Company and its Subsidiaries. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

       (s)	Internal Controls.  The Company maintains a system or
systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Except as disclosed in the Registration Statement or the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

       (t)	Disclosure Controls.  The Company has established and
maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Company's knowledge, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

       (u)	Insurance.  The Company and its Subsidiaries maintain
insurance, or are covered by its lessee's insurance or indemnification policies, of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, product liability insurance, and insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

       (v)	No Contributions.  Neither the Company nor any of its
Subsidiaries nor, to the knowledge of the Company, any of its employees or agents has at any time during the last five years
(i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

       (w)	No Investment Company Status.  The Company is not and,
after giving effect to the offering and sale of the Placement
Shares and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus, will not be an "investment company" as defined in the Investment Company
Act of 1940, as amended.

       (x)	No Brokerage Fees.  Except as disclosed in the
Prospectus and as set forth herein between the Company and the Agent, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agent for a brokerage commission, finder's fee or other like payment in connection with the offering of Placement Shares.

       (y)	No Registration Rights.  Except as disclosed in the
Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

       (z)	Exchange Listing.  The Company's Common Stock is
listed on the Exchange and the Company is currently in compliance with all continued listing standards and corporate governance standards of the Exchange, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the Exchange. The Common Stock is registered under
Section 12(b) of the Exchange Act.

       (aa)	SOX Compliance.  The Company is in material compliance
with all applicable provisions of the Sarbanes-Oxley Act of 2002
("SOX") that are currently effective and the rules and regulations promulgated in connection therewith.

       (bb)	No Consents Required.  No consent, approval,
authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by the Exchange, the Financial Industry Regulatory Authority ("FINRA") or under state securities laws or the laws of any foreign jurisdiction.

       (cc)	No Conflicts.  The execution, delivery and performance
of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

       (dd)	No Labor Disputes.  No labor dispute with the
employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

       (ee)	Intellectual Property.  Neither the Company nor its
Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, "Intellectual Property
Rights") that would reasonably be deemed (i) necessary or material to conduct its business as now conducted and as described in the Prospectus or that are (ii) necessary or material for the commercialization of the products, services and investments described in the Prospectus as being under development. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property Rights. There is no pending, or to the Company's knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others.

       (ff)	Licenses.  Except as could reasonably be expected not
to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual
Property Rights owned by third parties (collectively, the "Licenses") and, except as described in the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.
To the knowledge of the Company, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses. To the knowledge of the Company, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. To the knowledge of the Company, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

       (gg)	Applicable Laws.  Except as described in the
Registration Statement, the Prospectus, the Company and its
Subsidiaries: (A) are and at all times have been in compliance in all material aspects with all statutes, rules, regulations, or guidance applicable to the Company and its Subsidiaries ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the Internal Revenue Services or any other federal, state or foreign governmental authority having authority over the Company ("Governmental Authority") alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and the Company has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and neither the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

       (hh)	REIT Election.  The Company, and prior to the Company
filing its first tax return, its wholly-owned subsidiary, Pittsburgh & West Virginia Railroad ("PWV Railroad"), has made a timely election to be subject to tax as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2011 and 2010 and will make a timely election to be subject to tax as a REIT for its taxable year ended December 31, 2012. Commencing with its taxable year ended December 31, 1967, the Company, and prior to the Company filing its first tax return, PWV Railroad, has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's actual and proposed method of operation as set forth in the Registration Statement and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company's qualification and taxation as a REIT and descriptions of the Company's organization and proposed method of operation set forth in the Prospectus are true, complete and correct in all material respects.

       (ii)	Description of Operations and Business. The
description of the Company's organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company's operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

       (jj)	Related-Party Transactions.  There are no business
relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus that have not been described as required.

       (kk)	Environmental Laws.  Except as would not, individually
or in the aggregate, result in a Material Adverse Effect, (i) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) to the knowledge of the Company, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

       (ll)	Intentionally Omitted.

       (mm)	Employee Benefit Plans.  The Company and any "employee
benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, or its "ERISA
Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliates " means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii)
Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

       (nn)	No Insider Loans.  There are no outstanding loans or
other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of SOX.

       (oo)	Certain Services.  None of the Company or its
Subsidiaries (collectively and individually, an "Entity"), or, to the knowledge of the Company, any director, officer, employee, representative or agent of any Entity or any affiliates thereof is providing services to the Company, except as described in the Prospectus. No Entity or any director, officer, employee, representative or agent of any Entity or any affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

       (pp)	Patriot Act, Etc.  The operations of the Company and
its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy
Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-
Money Laundering Laws"), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of the Company, threatened or contemplated.

       (qq)	No Foreign Ownership Sanctions Applicable.  None of
the Entities, nor, to the Company's knowledge, any director, officer, employee, agent, affiliate or representative of any of the Entities is an individual or entity ("Person") that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("Sanctions"), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; the Entity will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of Placement Shares, whether as agent, underwriter, advisor, investor or otherwise); and the Entity has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

       (rr)	No Undisclosed Sales of Securities.  Except as
disclosed in the Prospectus, the Company has not sold, issued or distributed any shares of securities during the six-month period preceding the date hereof.

       (ss)	Certain Other Data and Information in the Prospectus.
Any market data and industry forecasts included in the Registration Statement and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company's control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

       (tt)	Non-GAAP Information.  All "non-GAAP financial
measures" (as defined in the Regulations) included in the Registration Statement or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Regulations.

       (uu)	No Non-Compete Obligations.  To the Company's
knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director's or officer's ability to be and act in the capacity of a director or officer of the Company.

       (vv)	No Unlawful Influence.  The Company has not offered,
or caused the Agent to offer, the Placement Shares to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

       (ww)	Foreign Corrupt Practices Act. To the Company's
knowledge, no affiliate of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding;
(ii) if not done in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

       (xx)	No Finder's Fees or Similar Agreements.  Except as
described in the Registration Statement or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Agent's compensation, as determined by FINRA.

       (yy)	No FINRA Member Payments.  Except as described in the
Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the past twelve months, other than payments to the Agent in connection with the offering of Placement Shares.

       (zz)	No Loans to FINRA members.  To the Company's
knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

       (aaa)	No Proceeds to FINRA members.  No proceeds from the
sale of the Placement Shares (excluding the Agent's compensation prescribed herein) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

       (bbb)	No Conflict of Interest.  To the Company's knowledge,
no FINRA member intending to participate in the purchase of Placement Shares hereby has a conflict of interest with the Company. For this purpose, a "conflict of interest" exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity. "Members participating" include managing agents, syndicate group members and all dealers which are members of FINRA.

       (ccc)	No Agreements with Agents. The Company has not entered
into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member
(as defined by FINRA rules), any potential agents in the offering of Placement Shares and/or any related persons.

       The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

       6.	Sale and Delivery; Settlement.

       (a)	Sale of Placement Shares. On the basis of the
representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent's acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will determine between themselves the allocation of Placement Shares to be sold by or through each of them and the allocation of the commissions payable by the Company under Section 2 hereof, (iii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement.

       (b)	Settlement of Placement Shares. Unless otherwise
specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a"Settlement Date" and the first such settlement date, the "First Delivery Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the "Net Proceeds") will be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, after deduction for (i) the Agent's commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to
Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

       (c)	Delivery of Placement Shares. On or before each
Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent's or its designee's account at The Depository Trust Company ("DTC") through its Deposit and Withdrawal at Custodian System ("DWAC") or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent acting under the applicable Placement Notice will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in
Section 9(a) (Indemnification and Contribution), (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

       (d)	Denominations; Registration. Certificates for the
Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing at least one full business day before the Settlement Date. The certificates for the Placement Shares, if any, will be made available for examination and packaging by the Agent in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. Notwithstanding the foregoing, Agent acknowledges that Company does not issue certificated shares and all shares will be settled through DTC, or if registered shares are required for settlement by Agent, in book-entry format through the Company's transfer agent.

       (e)	Limitations on Offering Size. Under no circumstances
shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, such sale would exceed the Maximum Amount.
Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company's board of trustees, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing.

      7.	Covenants of the Company. The Company covenants and agrees
with the Agent that:

       (a)	Registration Statement Amendments. After the date of
this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

       (b)	Notice of Commission Stop Orders. The Company will
advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to
Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

       (c)	Delivery of Prospectus; Subsequent Changes. During any
period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement
Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless such omission was in conformity with written information furnished to the Company by Agent specifically for use therein) so as to correct such statement or omission or effect such compliance.

       (d)	Listing of Placement Shares.  During any period in
which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange (or the Company's then principal trading market for its Common Stock).

       (e)	Delivery of Registration Statement and Prospectus. The
Company will furnish to the Agent and their counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

       (f)	Earnings Statement.  The Company will make generally
available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule
158 of the Securities Act. "Earnings statement" and "make generally available" will have the meanings contained in Rule 158 under the Securities Act.

       (g)	Expenses.  The Company will pay all expenses incident
to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as MLV shall reasonably deem necessary, (ii) the printing and delivery to MLV of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares,
(iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to MLV, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to MLV, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company,
(v) the reasonable fees and disbursements of counsel to MLV, up to a maximum amount of $20,000, (vi) the printing and delivery to MLV of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as MLV shall reasonably deem necessary, (vii) the fees and expenses of the transfer agent and registrar for the Placement Shares, (viii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (ix) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

       (h)	Use of Proceeds. The Company will use the Net Proceeds
as described in the Prospectus in the section entitled "Use of Proceeds."

       (i)	Notice of Other Sales. During either the pendency of
any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent, the Company shall provide the Agent with notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire
Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances permitted by FINRA (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time or
(iii) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR.

       (j)	Change of Circumstances. The Company will, at any time
during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

       (k)	Due Diligence Cooperation. The Company will cooperate
with any reasonable due diligence review conducted by the Agent or their representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company's principal offices or its counsel's office, as the Agent may reasonably request.

       (l)	Required Filings Relating to Placement of Placement
Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a "Filing Date"), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

       (m)	Representation Dates; Certificate.  Each time the
Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares), the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement, in any case such that the audited financial information contained therein is materially amended, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing materially amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K containing material amendments to audited financial statements that are incorporated by reference into the Registration Statement (other than information "furnished" pursuant to Items 2.02 or 7.01 of Form 8-
K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a "Representation Date"); the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

       (n)	Legal Opinion.  Within three (3) Trading Days of the
date the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2012 ("10-K Representation Date"), the Company shall cause to be furnished to the Agent a written opinion dated as of the date of such 10-K Representation Date of Morrison& Cohen LLP ("Company Counsel"), in a form reasonably acceptable to the Agent and their counsel. Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Company Counsel in the foregoing form; provided, however, that in lieu of such opinion, Company Counsel last furnishing such opinion to the Agent may furnish to the Agent a letter substantially to the effect that the Agent may rely on such prior opinion to the same extent as though dated the date of such letter authorizing reliance.

       (o)	Comfort Letter.  Within three (3) Trading Days of the
10-K Representation Date, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agent with a letter (the "Initial
Comfort Letter") in form and substance satisfactory to the Agent
(i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings. Within three Trading Days of each subsequent Representation Date, other than pursuant to Section 7m(iii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause such auditors to provide a supplemental comfort letter to the Agent which shall state that such auditors have followed such procedures as they deem necessary to determine that no changes or modifications to the Initial Comfort Letter are necessary except as set forth in such supplemental letter, together with a customary "circle up" of the relevant sections of the 10-Q, 10-K or other documents filed by the Company with the Commission that contain updated or changed information of the type for which the auditors customarily give comfort.

       (p)	Market Activities.  The Company will not, directly or
indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agent.

       (q)	Filings with the Exchange. The Company will timely
file with the Exchange (and/or the Company's then principal trading market for its Common Stock) all material documents and notices required by the Exchange (or such other principal trading market) of companies that have or will issue securities that are traded on the Exchange (or such other principal trading market).

       (r)	Securities Act and Exchange Act.  The Company will use
its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

       (s)	No Offer to Sell.  Other than a free writing
prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, neither the Agent nor the Company (including its agents and representatives) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by the Agent as principal or agent hereunder. The Company will treat the Agent-approved Issuer Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 of the Securities Act, and will comply with the requirements of Rule 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

       (t)	Sarbanes-Oxley Act.  The Company will maintain and
keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management's and the Company's trustees' authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of SOX, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

      (u)	Transfer Agent.  The Company shall maintain, at its
expense, a registrar and transfer agent for the Common Stock.

      (v)	Disclosure of Sales. The Company will disclose in its
quarterly reports on Form 10-Q and in its annual report on Form
10-K the number of Placement Shares sold through the Agent during the relevant period.

       (w)	Market Stabilization.  The Company will not, and will
use its commercially reasonable efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Placement Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Placement Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of the Agent, the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

       (x)	Listing.  During any period in which the Prospectus
relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange (or such other principal trading market for the Company's Common Stock)

      (y)	Available Shares.  The Company will ensure that there
are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Amount.

       8.	Conditions to the Agent's Obligations. The obligations of
the Agent hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its respective obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to them in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in their sole discretion) of the following additional conditions:

       (a)	Registration Statement Effective. The Registration
Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

       (b)	No Material Notices.  None of the following events
shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus;
(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c)	Material Changes.  Except as contemplated in the
Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

      (d)	Legal Opinion.  The Agent shall have received the
opinion of Company Counsel required to be delivered pursuant to
Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

      (e)	Comfort Letter.  The Agent shall have received the
Initial Comfort Letter and any update letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

       (f)	Representation Certificate.  The Agent shall have
received the certificate required to be delivered pursuant to
Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

       (g)	No Exchange Suspension or FINRA Objection.  Trading in
the Common Stock shall not have been suspended on the Exchange.
FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

       (h)	Other Materials.  On each date on which the Company is
required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.
The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

       (i)	Securities Act Filings Made.  All filings with the
Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

       (j)	Approval for Listing. The Placement Shares shall
either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

       (k)	Termination of Agreement. If any condition specified
in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2.

       (l)	No Termination Event.  There shall not have occurred
any event or condition that would permit the Agent to terminate this Agreement pursuant to Section 11.

       9.	Indemnification and Contribution.

       (a)	Company Indemnification.  The Company agrees to
indemnify and hold harmless the Agent, and its respective directors, officers, partners, employees and agents and each person, if any, who (i) controls such Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with such Agent (an "Agent Affiliate") from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendments thereto (including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B, if applicable) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any breach of any representation or warranty of the Company contained herein; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for inclusion in the Registration Statement or Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

       (b)	Agent Indemnification.  The Agent agrees to indemnify
and hold harmless the Company and its trustees and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act or (ii) is controlled by or is under common control with the Company (a "Company Affiliate") against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted),to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for inclusion in the Registration Statement or Prospectus.

       (c)	Procedure.  Any party that proposes to assert the
right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent, not to be unreasonably withheld. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

       (d)	Contribution.  In order to provide for just and
equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this
Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the agents, if any), to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and MLV, respectively. The relative benefits received by the parties hereto shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the applicable Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and MLV, respectively, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or MLV, respectively, and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9 hereof. Notwithstanding the foregoing provisions of this Section 9(d), Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, trustees, partners, employees or agents of Agent, will have the same rights to contribution as that party, and each trustee of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this
Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of
Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent, not to be unreasonably withheld.

       10.	Representations and Agreements to Survive Delivery. All
representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, trustees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.

       11.	Termination.

       (a)	Termination; General.  The Agent may terminate this
Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of the Agent has or could have a Material Adverse Effect and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Placement Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

       (b)	Termination by the Company. The Company shall have the
right to terminate this Agreement by giving ten days notice as specified herein to the Agent.

       (c)	Termination by the Agent. In addition to the rights
set forth in Section 11(a), the Agent shall have the right to terminate this Agreement by giving ten days notice to the Company.

       (d)	Automatic Termination. Unless earlier terminated
pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through the Agent pursuant to this Agreement.

       (e)	Effectiveness of Termination. Any termination of this
Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

       (f)	Survival.  The provisions of Sections 7(g), 9, 16 and
17 hereof and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.

       12.	Notices.  All notices or other communications required or
permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to MLV,

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020
Attention:  Dean Colucci
Telephone: (212) 542-5870
Email: dcolucci@mlvco.com

with a copy to

LeClairRyan, A Professional Corporation
885 Third Avenue
New York, NY 10022
Attention:  James T. Seery
Telephone:  (973) 491-3315
Email: james.seery@leclairryan.com

with copies in each case sent to,

sent to the Company,

Power REIT
301 Winding Road
Old Bethpage, New York 11804
Attention:  David H. Lesser, Chairman and CEO
Telephone: 212-750-0373
Email:  dlesser@pwreit.com

with copies to,

Morrison & Cohen LLP
909 Third Avenue
New York, New York 10022
Attention:  Richard Baumann, Esq.
Telephone: (212) 735-8834
Email:  rbaumann@morrisoncohen.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

       13.	Successors and Assigns. This Agreement shall inure to the
benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

       14.	Adjustments for Stock Splits. The parties acknowledge and
agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

       15.	Entire Agreement; Amendment; Severability.  This Agreement
(including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof; provided, that nothing herein shall be deemed to terminate or modify any ongoing or existing obligations arising under the underwriting agreements entered into by the Company and the Agent prior to the date hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

       16.	Applicable Law; Consent to Jurisdiction.  This Agreement
shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

       17.	WAIVER OF JURY TRIAL.EACH OF THE COMPANY AND THE AGENT
HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

       18.	Use of Information; Confidentiality.  Agent shall hold all
information received from Company in connection with this Agreement in strict confidence and shall not disseminate or share that information with third-parties, other than in connection with the performance of its obligations under this Agreement. Agent shall use non-public information only in the performance of its duties under this Agreement.

       19.	Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

       20.	Absence of Fiduciary Relationship. The Company acknowledges
and agrees that:

       (a)	the Company is a sophisticated business enterprise
that has retained the Agent for the limited purposes set forth in this Agreement, and MLV's, the Company's respective rights and obligations are contractual in nature;

       (b)	the Company is capable of evaluating and understanding
and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

       (c)	the Company has been advised that the Agent and its
respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that no Agent has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

       (d)	the Company disclaims any intention to impose
fiduciary obligations on the Agent by virtue of the engagement contemplated by this Agreement;

       (e)	the Agent has not provided any legal, accounting,
regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

       (f)	MLV is a full service securities firm and as such from
time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in the Common Stock; and

       (g)	the Company waives, to the fullest extent permitted by
law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

[Remainder of Page Intentionally Blank]



       If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.
Very truly yours,


POWER REIT
By:  	/s/ David H. Lesser
Name:  David H. Lesser
Title:  Chairman and CEO


MLV & CO. LLC
By:  	/s/ Dean Colucci
Name:  Dean Colucci
Title:  President and Chief
Operating Officer




Exhibit 1
FORM OF PLACEMENT NOTICE
From:
[ ]
Cc:
[ ]
To:
[ ]

Subject:  At The Market Issuance - Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement by and among Power REIT (the "Company") and MLV & Co. LLC (the "Agent") dated March [*], 2013 (the "Agreement"), I hereby request on behalf of the Company that the Agent sell up to [ ] shares of the Company's Common Stock at a minimum market price of $[ ] per share.

 [ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]



Schedule 2
Placement Notice Authorized Personnel

TO MLV:


Name			Title			Email Address
Patrice McNicoll	Chief Executive Officer	pmcnicoll@mlvco.com
Dean Colucci		President		dcolucci@mlvco.com
Randy Billhardt		Head of Capital Markets	rbhillhardt@mlvco.com
Ryan Loforte		Institutional Sales & 	rloforte@mlvco.com
			Trading


With a copy to mlvatmdesk@mlvco.com


TO POWER REIT:



Name 			Title  			Email Address
David Lesser		Chairman and Chief	dlesser@pwreit.com
			 Executive Officer


Arun Mittal		Vice President		amittal@pwreit.com
Patrick R. Haynes	Trustee			haynespatrick@gmail.com



Schedule 3

MLV shall be paid compensation equal to 3% of the gross proceeds from the sales of the Placement Shares sold by MLV pursuant to the terms of this Agreement.



Exhibit 7(m)

       Pursuant to Section 7(m) of the At Market Issuance Sales Agreement (the "Agreement"), dated as of March [*], 2013 by and among Power REIT (the "Company") and MLV & Co. LLC ("MLV") the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby represent and warrant to MLV that, as of the date indicated below:

       1.	The representations and warranties of the Company in the
Agreement, as applicable, are true and correct, as if made at and as of the date indicated next to the signatures below, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

       2.	No stop order suspending the effectiveness of the
Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

       3.	Any and all filings required by Rules 424, 430A, 430B and
430C under the Securities Act have been timely made;

       4.	The undersigned have carefully examined the Registration
Statement and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       5.	Since the effective date of the Registration Statement,
there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and

       6.	Since the effective date of the Registration Statement,
neither the Company nor any of its Subsidiaries have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole and has not been disclosed in the Prospectus or any supplements thereto, nor has there been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business.

       By:________________________

Name:

Title:











	7(n)-2